UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2009

Innovative Food holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3845 Beck Blvd., Suite 805, Naples, Florida	34114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 6, 2010, the registrant entered into employment agreements with each of Sam Klepfish, its Chief Executive Officer, and Justin Wiernasz, its President.  The agreements are effective as of January 1, 2010 and have a term of three years.  The annual salary under the agreements ranges from a base of $151,000 in 2010 and can increase to a maximum of $181,000 in 2012, provided certain revenue targets are met.  The agreements also provide for an annual bonus (payable one-half in cash and one-half in shares of the registrant’s common stock) ranging from 7% - 50% of base salary depending upon the amount of incremental year-over-year increase in revenues.  The agreements contain provisions permitting the registrant to terminate the executives for “cause” as defined in the agreements as well as restrictions with respect to confidentiality, competition and solicitation.  This abbreviated summary of the agreements is subject to the actual terms of the agreements, a copy of each of which agreement is filed herewith as an exhibit.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As disclose above under Item 1.01, the registrant entered into employment agreements with two of its executive officers containing compensatory arrangements.

On December 31, 2009, the registrant’s board of directors, in recognition of the performance of Justin Wiernasz., the registrant’s President, during 2009, awarded him a bonus as follows: eight million stock options, with each option having the right to purchase one share of common stock.  The options, which are exercisable for five years from the date of vesting, shall vest at a rate of two million options per quarter, on the last day of each quarter of 2010, provided Mr. Wiernasz is still an executive officer of the registrant on such date.  The exercise price of each option shall be an amount equal to a 20% premium to the closing price of the registrant’s common stock on the primary market upon which it trades or is quoted (currently the OTC Bulletin Board) on the last trading day of each quarter, but no lower than a price of $0.005 per share.    .

Item 8.01.  Other Events

Effective December 16, 2009, Whalehaven Capital Fund limited, one of the registrant’s creditors extended the due date to February 15, 2010 of notes aggregating to $138,000.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit	Description
10.1	Employment Agreement dated as of January 1, 2010 between the registrant and Sam Klepfish
10.2	Employment Agreement dated as of January 1, 2010 between the registrant and Justin Wiernasz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: January 7, 2010	By:	/s/ Sam Klepfish
Sam Klepfish
CEO

Exhibit Index

Exhibit	Description
10.1	Employment Agreement dated as of January 1, 2010 between the registrant and Sam Klepfish
10.2	Employment Agreement dated as of January 1, 2010 between the registrant and Justin Wiernasz